As Filed with the Securities and Exchange Commission on September 9, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
__________________
TIVO INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		77-0463167 (I.R.S. Employer Identification No.)
2160 Gold Street Alviso, California 95002 (408) 519-9100
(Address of Principal Executive Offices including Zip Code)
TIVO INC. AMENDED AND RESTATED 2008 EQUITY INCENTIVE AWARD PLAN
(Full Title of the Plan)
Anna Brunelle Chief Financial Officer TiVo Inc. 2160 Gold Street, P.O. Box 2160 Alviso, California 95002 (408) 519-9100		Copy to: Keith Benson, Esq. Latham & Watkins LLP 717 Texas Avenue, 16th Floor Houston, Texas 77002 (713) 546-5400

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
(Check one):

Large accelerated filer	☒	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount of Shares to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.001 par value per share	5,000,000	$10.65	$53,300,000	$6,199.74
Preferred Stock Purchase Rights	(4)	(4)	(4)	(4)
(1) This registration statement shall also cover any additional shares of common stock which become issuable under the TiVo Inc. 2008 Equity Incentive Award Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's Common Stock.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) using the average of the high ($10.95) and low ($10.40) sale prices for the Registrant's common stock, par value $0.001, per share, reported by the Nasdaq Global Market on September 6, 2011.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act.
(4) Each share of common stock includes a right to purchase one one-hundredth of a share of the Registrant's Series B Junior Participating Preferred Stock, par value $0.001 per share. The rights to purchase shares of the Registrant's Series B Junior Participating Preferred Stock are attached to and trade with the shares of the Registrant's common stock being registered hereby. Value attributed to such rights, if any, is reflected in the market price of the Registrant's common stock.

REGISTRATION OF ADDITIONAL SECURITIES
We filed with the Securities and Exchange Commission the following registration statements on Form S-8 relating to shares of our common stock, par value $0.001 per share, to be offered and sold under our Amended & Restated 2008 Equity Incentive Award Plan (the “Plan”), and the contents of such prior registration statements are incorporated by reference in this registration statement: Registration Statement on Form S-8 filed September 9, 2010 (File No. 333-169292); Registration Statement on Form S-8 filed December 10, 2009 (File No. 333-163618); Registration Statement on Form S-8 filed August 25, 2008 (File No. 333-153179). We are hereby registering an additional 5,000,000 shares of our common stock, par value $0.001 per share, issuable under the Plan.

INCORPORATION OF DOCUMENTS BY REFERENCE

This registration statement incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission:

•	Registration Statement on Form S-8 filed August 25, 2008 (File No. 333-153179);

•	Registration Statement on Form S-8 filed December 10, 2009 (File No. 333-163618);

•	Registration Statement on Form S-8 filed September 9, 2010 (File No. 333-169292);

•
Annual Report on Form 10-K for the year ended January 31, 2011, including information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for our 2011 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on May 31, 2011, as amended by Form 10-K/A filed on August 25, 2011;

•	Quarterly Reports on Form 10-Q for the quarters ended April 30, 2011 and July 31, 2011 filed with the Securities and Exchange Commission on June 6, 2011 and September 9, 2011, respectively;

•
Current Reports on Form 8-K, filed on February 22, 2011; March 8, 2011; March 9, 2011; March 16, 2011; March 22, 2011; March 31, 2011; April 8, 2011; April 21, 2011; May 2, 2011; May 9, 2011, as amended by Current Report on Form 8-K/A filed on May 10, 2011; May 24, 2011 (Item 8.01 only); August 8, 2011; August 12, 2011; August 24, 2011 (Item 8.01 only); September 1, 2011; and

•	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on August 25, 1999.
We are also incorporating by reference all other reports that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and until we file a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.
Item 8. Exhibits

The following exhibits are filed as part of this registration statement.

4.1	Amended & Restated TiVo Inc. 2008 Equity Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the registrant's Quarterly Report on Form 10-Q filed on September 9, 2011).
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page to this Registration Statement).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alviso, State of California, on this 9th day of September, 2011.

TIVO INC., a Delaware corporation By: /s/ Anna Brunelle Anna Brunelle Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Thomas S. Rogers, Anna Brunelle, and Matthew P. Zinn, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
_/s/ Thomas S. Rogers___ Thomas S. Rogers	Chief Executive Officer and Director (Principal Executive Officer)	September 9, 2011

_/s/ Anna Brunelle______ Anna Brunelle	Chief Financial Officer (Principal Financial and Accounting Officer)	September 9, 2011

_/s/ Peter Aquino_______ Peter Acquino	Director	September 9, 2011

_/s/ William Cella______ William Cella	Director	September 9, 2011

_/s/ Jeffrey T. Hinson___ Jeffrey T. Hinson	Director	September 9, 2011

_/s/ J. Heidi Roizen_____ J. Heidi Roizen	Director	September 9, 2011

_/s/ Thomas Wolzien____ Thomas Wolzien	Director	September 9, 2011

_/s/ David Yoffie_______ David Yoffie	Director	September 9, 2011

Index to Exhibits

4.1	Amended & Restated TiVo Inc. 2008 Equity Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the registrant's Quarterly Report on Form 10-Q filed on September 9, 2011).
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page to this Registration Statement).